EXHIBIT 5.1

Skadden, Arps, Slate, Meagher & Flom (UK) llp

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July 22, 2026	TOKYO
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Avalanche Treasury Corporation

11 W. 42nd Street 2nd Floor

New York, NY 10036

RE:	Avalanche Treasury Corporation Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special United States counsel to Avalanche Treasury Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the resale by certain selling securityholders named therein (the “Selling Securityholders”) from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of up to 15,690,755 shares of Class A common stock of the Company, par value $0.01 per share (“Class A Common Stock”), of which (x) 13,690,755 shares of Class A Common Stock were issued pursuant to (i) the Token Sale Agreement, dated as of October 1, 2025, by and between Avalanche (BVI), Inc., Avalanche Cayman, Avalanche Treasury Company, LLC and the Company (the “TSA”), (ii) the Advisory Agreement, dated as of September 11, 2025, by and between Emin Gün Sirer and the Company (the “Sirer Advisory Agreement”), (iii) the Sponsor Support Agreement, dated as of October 1,

Avalanche Treasury Corporation

July 22, 2026

2025, by and among Mountain Lake Acquisition Sponsor LLC, Mountain Lake Acquisition Corp. and the Company (the “Sponsor Support Agreement”), and (iv) the Business Combination Agreement, dated as of October 1, 2025, by and among Mountain Lake Acquisition Corp., the Company, Avalanche SPAC Merger Sub LLC, Avalanche Company Merger Sub LLC, Avalanche Treasury Company LLC, Dragonfly Digital Management, LLC, Dragonfly Ventures L.P., Dragonfly Ventures II, L.P. and Astral Horizon, L.P., as amended on January 13, 2026 and on March 17, 2026 (the “Business Combination Agreement”) (the “Shares”) and (y) 2,000,000 shares of Class A Common Stock to be issued pursuant to the Business Combination Agreement (the “Post-Closing Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)the Registration Statement;

(b)an executed copy of the TSA;

(c)an executed copy of the Sirer Advisory Agreement;

(d)an executed copy of the Sponsor Support Agreement;

(e)an executed copy of the Business Combination Agreement;

(f)an executed copy of a certificate of Laine Mihalchick Moljo, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(g)a copy of the Company’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of July 22, 2026, and certified pursuant to the Secretary’s Certificate as being in effect on the date of the September 25, 2025 and October 1, 2025 resolutions referred to below (the “Certificate of Incorporation”);

(h)a copy of the Company’s Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of July 22, 2026, and certified pursuant to the Secretary’s Certificate as being in effect on the date of the June 11, 2026 resolutions referred to below and as of the date hereof (the “Amended and Restated Certificate of Incorporation”);

(i)a copy of the Company’s Bylaws, certified pursuant to the Secretary’s Certificate as being in effect on the date of the September 25, 2025 and October 1, 2025 resolutions referred to below (the “Bylaws”);

Avalanche Treasury Corporation

July 22, 2026

(j)a copy of the Company’s Amended and Restated Bylaws, in effect as of as of July 22, 2026, certified pursuant to the Secretary’s Certificate as being in effect on the date of the June 11, 2026 resolutions referred to below and as of the date hereof (the “Amended and Restated Bylaws”); and

(k)a copy of certain resolutions of the Board of Directors of the Company, adopted on September 25, 2025 and October 1, 2025 and June 11, 2026, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinions contained herein, we have assumed that (i) the Company received the consideration for Shares set forth in the TSA, the Sirer Advisor Agreement, the Sponsor Support Agreement and the Business Combination Agreement, as applicable, and the applicable board resolutions and (ii) the issuance of the Shares has been registered in the Company’s share registry. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the Amended and Restated Certificate of Incorporation and the factual representations and warranties contained in the TSA, Sirer Advisory Agreement, Sponsor Support Agreement and the Business Combination Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

As used herein, “Organizational Documents” means those documents listed in paragraphs (g) through (j) above.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.The Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

Avalanche Treasury Corporation

July 22, 2026

2.The Post-Closing Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Post-Closing Shares are issued and delivered in accordance with the terms of the Business Combination Agreement and registered in the Company’s share registry, will be validly issued, and fully paid and nonassessable.

In addition, in rendering the foregoing opinions we have assumed that:

(a)the Company’s issuance of the Shares did not and the Company’s issuance of the Post-Closing Shares does not and will not (i) violate any statute to which the Company or such issuance is subject (except that we do not make this assumption with respect to the DGCL), or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents, the TSA, the Sirer Advisory Agreement, the Sponsor Support Agreement, the Business Combination Agreement or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments), and we have further assumed that the Company will continue to have sufficient authorized shares of Class A Common Stock;

(b)the Company’s authorized capital stock was at the time of issuance of the Shares and is as set forth in the Amended and Restated Certificate of Incorporation, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations; and

(c)we call to your attention that the Sponsor Support Agreement and the Business Combination Agreement expressed to be governed by laws other than those with respect to which we express our opinions (“Non-Opined on Laws”) and the opinions expressed herein are based solely upon our understanding of the language contained in the Sponsor Support Agreement and the Business Combination Agreement under the laws of the State of New York and we have not considered any substantive provisions of such Non-Opined on Laws that may be incorporated by reference therein or supplied by such laws. We do not assume any responsibility for any interpretation thereof inconsistent with such understanding and we have not consulted attorneys admitted in any other jurisdiction (including any jurisdiction where we or our affiliated firms have offices).

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement

Avalanche Treasury Corporation

July 22, 2026

being filed on the date hereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP
Skadden, Arps, Slate, Meagher & Flom LLP